Exhibit 3.1(a)
CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
* * * * *
     HAIGHTS CROSS COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),
     DOES HEREBY CERTIFY:
     FIRST: That the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting a new Section in Article IV Section (A) as follows:
     “11. Conversion.
     (a) Upon the written election of the holders of two-thirds (2/3) of the issued and outstanding shares of Series A Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted basis, and without payment of any additional consideration, each outstanding share of Series A Preferred Stock shall be converted into Common Stock at the rate of one share of Common Stock for each $31.481 of accrued liquidation value of Series A Preferred Stock as of June 30, 2007. Any election pursuant to this Section (A)(11)(a) of Article IV shall be made by written notice to the Corporation. No fractional shares of Common Stock shall be issued in connection with the Reverse Split. In lieu of any interest in a fractional share of Common Stock following the Reverse Split, the Corporation shall pay a cash amount to such stockholder equal to the fair value of such fractional share (as determined in good faith by the Corporation’s Board of Directors), rounded up to the nearest whole $0.01.
     (b) Upon the election to convert pursuant to Section (A)(11)(a) of Article IV above, all outstanding shares of Series A Preferred Stock shall be converted into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares of Series A Preferred Stock are surrendered to the Corporation. Upon such conversion, all rights with respect to the Series A Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an affidavit of loss thereof to receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted. If so required by the Corporation, certificates surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or affidavit of loss, the Corporation shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered are converted into.”
     SECOND: That the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting a new Section in Article IV Section (B) as follows:
     “10. Conversion.
     (a) Upon the written election of the holders of two-thirds (2/3) of the issued and outstanding shares of Series B Preferred Stock and without payment of any additional consideration, each outstanding share of Series B Preferred Stock shall be converted into 4.09953 shares of Common Stock. Any election pursuant to this Section (B)(10)(a) of Article IV shall be made by written notice to the Corporation. No fractional shares of Common Stock shall be issued in connection with the Reverse Split. In lieu of any interest in a fractional share of Common Stock following the Reverse Split, the Corporation shall pay a cash amount to such stockholder equal to the fair value of such fractional share (as determined in good faith by the Corporation’s Board of Directors), rounded up to the nearest whole $0.01.
     (b) Solely for purposes of calculating whether the required threshold provided for in Section (B)(10)(a) of Article IV above, issued and outstanding shares of Series B Preferred Stock that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding. “Affiliates” shall mean any person directly or indirectly beneficially owning (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 as amended), whether individually or as part of a group within the meaning of Rule 13d-5 promulgated thereunder (or any successor thereto) ten percent or more of the outstanding Common Stock of the Company.
     (c) Upon the election to convert pursuant to Section (B)(10)(a) of Article IV above, all outstanding shares of Series B Preferred Stock shall be converted into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares of Series B Preferred Stock are surrendered to the Corporation. Upon such conversion, all rights with respect to the Series B Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an affidavit of loss thereof to receive certificates for the number of shares of Common Stock into which such shares of Series B Preferred Stock have been converted. If so required by the Corporation, certificates surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or affidavit of loss, the Corporation shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Preferred Stock surrendered are converted into.”

     THIRD: That the Certificate of Designation to Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting a new Section in Article IV Section (C) as follows:
     “6(d).
     (a) Upon the written election of the holders of two-thirds (2/3) of the issued and outstanding shares of Series A Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted basis, and without payment of any additional consideration, each outstanding share of Series C Preferred Stock shall be converted into Common Stock at the rate of one share of Common Stock for each $31.481 of accrued liquidation value of Series C Preferred Stock as of June 30, 2007. Any election pursuant to this Section (6)(d) of Article IV shall be made by written notice to the Corporation. No fractional shares of Common Stock shall be issued in connection with the Reverse Split. In lieu of any interest in a fractional share of Common Stock following the Reverse Split, the Corporation shall pay a cash amount to such stockholder equal to the fair value of such fractional share (as determined in good faith by the Corporation’s Board of Directors), rounded up to the nearest whole $0.01.
     (b) Upon the election to convert pursuant to Section (6)(d) of Article IV above, all outstanding shares of Series C Preferred Stock shall be converted into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares of Series C Preferred Stock are surrendered to the Corporation. Upon such conversion, all rights with respect to the Series C Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an affidavit of loss thereof to receive certificates for the number of shares of Common Stock into which such shares of Series C Preferred Stock have been converted. If so required by the Corporation, certificates surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or affidavit of loss, the Corporation shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series C Preferred Stock surrendered are converted into.”
     FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer the 28th day of June, 2007.

By:	/s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	Chief Financial Officer

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